Exhibit 21.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement numbers 33-76036, 33-99096, 333-35122 and 333-81916 of Home Federal Bancorp on Form S-8 of our reports dated March 15, 2007, relating to the consolidated financial statements of Home Federal Bancorp and subsidiaries, and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Home Federal Bancorp for the year ended December 31, 2006.

Cincinnati, OH
March 15, 2007